Exhibit (h)(i)(a)

                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

      The Participation Agreement (the "Agreement"), dated February 2, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., The Guardian Insurance and Annuity Company, Inc. and Guardian Investor Services Corporation, (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

      WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change;

      NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

      Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.


                                              AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin                   By:    /s/ Carol F. Relihan
        ---------------------------                  ---------------------------
Name:   Nancy L. Martin                       Name:  Carol F. Relihan
Title:  Assistant Secretary                   Title: Senior Vice President


(SEAL)

                                              A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin                   By:    /s/ Michael J. Cemo
        ---------------------------                  ---------------------------
Name:   Nancy L. Martin                       Name:  Michael J. Cemo
Title:  Assistant Secretary                   Title: President

 (SEAL)

                                              THE GUARDIAN INSURANCE & ANNUITY
                                              COMPANY, INC.


Attest: /s/ Sheri L. Kocen                    By:    /s/ Bruce C. Long
        ---------------------------                  ---------------------------
Name:   Sheri L. Kocen                        Name:  Bruce C. Long
Title:  Counsel                               Title: Executive Vice President,
                                                     Equity Products

(SEAL)


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

                                              GUARDIAN INVESTOR SERVICES LLC


Attest: /s/ Sheri L. Kocen                    By:    /s/ Bruce C. Long
        ---------------------------                  ---------------------------

Name:   Sheri L, Kocen                        Name:  Bruce C. Long

Title:  Counsel                               Title: President

(SEAL)

                                   SCHEDULE A

                           AIM LOGO GRAPHIC STANDARDS


                                       Logo Colors

[LOGO](SM)                             One Color - both the box and the word
                                       Investments print black with a white
                                       Chevron and White AIM inside the box.

                                       Two Colors - in printed versions of the
                                       logo, the preferred usage is always two
                                       color reproduction. The box prints in PMS
                                       356 Green with Chevron and AIM white and with the word Investments printing Black.

[LOGO](SM)                             Four Color Process - the box prints Cyan
                                       100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word
                                       Investment prints solid black


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